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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

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                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

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     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
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                              SECTION 305(b) (2)

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

A U.S. National Banking Association                     41-1592157
 (Jurisdiction of incorporation or                   (I.R.S. Employer
organization if not a U.S. national                 Identification No.)
               bank)

   Sixth Street and Marquette Avenue
         Minneapolis, Minnesota                            55479
(Address of principal executive offices)                (Zip code)

                      Stanley S. Stroup, General Counsel
                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                       Sixth Street and Marquette Avenue
                         Minneapolis, Minnesota  55479
                                (612) 667-1234
                              (Agent for Service)

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               American Builders & Contractors Supply Co., Inc.
                      Amcraft Building Products Co., Inc.
                         Mule-Hide Products Co., Inc.
              (Exact name of obligor as specified in its charter)


           Delaware                             39-1413708
           Delaware                             39-1701778
             Texas                              62-1277211
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)              Identification No.)

            One ABC Parkway
           Beloit, Wisconsin                       53511
(Address of principal executive offices)         (Zip code)


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                  10 5/8% Senior Subordinated Notes Due 2007
                      (Title of the indenture securities)

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Item 1.  General Information.  Furnish the following information as to the trustee:

               (a) Name and address of each examining or supervising authority to which it is subject.

                        Comptroller of the Currency
                        Treasury Department
                        Washington, D.C.

                        Federal Deposit Insurance Corporation
                        Washington, D.C.

                        The Board of Governors of the Federal Reserve System Washington, D.C.

               (b) Whether it is authorized to exercise corporate trust powers.

                        The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

               None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.  Not applicable.

Item 16.  List of Exhibits.  List below all exhibits filed as a part of this
                             Statement of Eligibility. Norwest Bank incorporates by reference into this Form T-1 the exhibits attached hereto.

     Exhibit 1.  a.          A copy of the Articles of Association of the
                             trustee now in effect.*

     Exhibit 2.  a.          A copy of the certificate of authority of the
                             trustee to commence business issued June 28, 1872, by the Comptroller of the Currency to The
                             Northwestern National Bank of Minneapolis.*

                 b. A copy of the certificate of the Comptroller of the Currency dated January 2, 1934, approving the consolidation of The Northwestern National Bank of Minneapolis and The Minnesota Loan and Trust Company of Minneapolis, with the surviving entity being titled Northwestern National Bank and Trust Company of Minneapolis.*

                 c. A copy of the certificate of the Acting Comptroller of the Currency dated January 12, 1943, as to change of corporate title of Northwestern National Bank and Trust Company of Minneapolis to Northwestern National Bank of Minneapolis.*
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                 d.   A copy of the letter dated May 12, 1983 from the Regional
                      Counsel, Comptroller of the Currency, acknowledging receipt of notice of name change effective May 1, 1983 from Northwestern National Bank of Minneapolis to Norwest Bank Minneapolis, National Association.*

                 e. A copy of the letter dated January 4, 1988 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation and merger effective January 1, 1988 of Norwest Bank Minneapolis, National Association with various other banks under the title of "Norwest Bank Minnesota, National Association."*

     Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*

     Exhibit 4.  Copy of By-laws of the trustee as now in effect.*

     Exhibit 5.  Not applicable.

     Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

     Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.**

     Exhibit 8.  Not applicable.

     Exhibit 9.  Not applicable.



     * Incorporated by reference to exhibit number 25 filed with registration statement number 33-66026.

    ** Incorporated by reference to exhibit number 7 filed with registration statement number 333-7575.